             AMENDED AND RESTATED MANAGEMENT SUBSCRIPTION AGREEMENT

      THIS AMENDED AND RESTATED MANAGEMENT SUBSCRIPTION AGREEMENT, dated as of
October 11, 2005 (this "Agreement"), is made by and among TAL International
Group, Inc., a Delaware corporation (the "Company"), whose address is c/o The
Jordan Company, L.P., 767 Fifth Avenue, 48th Floor, New York, New York 10153,
and the persons and entities whose names are set forth on Exhibit 1 hereto
(collectively the "Shareholders").

                                   WITNESSETH:

      WHEREAS, the Company and the Shareholders are parties to that certain
Management Subscription Agreement, dated as of November 3, 2004 (the "Original
Agreement"); and

      WHEREAS, the Company and the Shareholders desire to amend and restate the
Original Agreement in its entirety;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree to amend and restate the Original
Agreement in its entirety to read as follows:

      1.    Share Subscriptions.

            (a)   Each Shareholder (i) subscribes for the number of shares of
Common Stock, par value U.S. $0.001 per share of the Company (the "Common
Stock") set forth opposite such Shareholder's name in Exhibit 1 hereto at a purchase price for the Common Stock of U.S. $1.00 per share (the "Common Stock
Cost"), and (ii) tenders cash in consideration of the issuance of such Shares.

            (b)   Each Shareholder (i) subscribes for the number of shares of the Company's Series A 12% Cumulative Senior Preferred Stock, par value U.S.
$0.001 per share (the "Preferred Stock" and, together with the Common Stock, the
"Shares") set forth opposite such Shareholder's name in Exhibit 1 hereto at a purchase price for the Preferred Stock of U.S. $1,000.00 per share (the
"Preferred Stock Cost"), and (ii) tenders cash in consideration of the issuance of such Shares.

            (c)   Each of the Shareholders, in order to facilitate the
transactions contemplated by this Agreement, authorizes and appoints the Company or any of its representatives to direct the transfer all or any portion of the subscription consideration from any account into which such amounts may be paid into for the benefit of such Shareholder to any account established for the benefit of the Company or any of its subsidiaries. The Shareholder's investment described hereby shall be the only investment in the Company required of the
Shareholders under this Agreement and no Shareholder shall, by virtue of such investment, be subject to (i) any further obligation to contribute additional capital to the Company or (ii) any liabilities of the Company that arise in the ordinary course of business.

            (d)   Each Shareholder agrees to tender by wire or check for
consideration of the purchase price of the Shares being purchased by such
Shareholder on the date hereof,

provided that immediately upon tender of the consideration for such Shares described in Section 1(a) and (b), the Company will issue such Shares.

            (e)   Each Shareholder acknowledges to the Company and the other
Shareholders that such Shareholder understands and agrees, as follows:

THE SHARES HAVE NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE
SHARES ARE VERY SPECULATIVE AND RISKY. THERE IS NO PUBLIC OR OTHER MARKET FOR
THE SHARES NOR IS ANY LIKELY TO DEVELOP. THE COMPANY AND ITS SUBSIDIARIES HAVE
BORROWED A SUBSTANTIAL PORTION OF THE FUNDS USED TO OPERATE ITS BUSINESS. EACH
SHAREHOLDER ACKNOWLEDGES THAT SUCH SHAREHOLDER MAY AND CAN AFFORD TO LOSE SUCH
SHAREHOLDER'S ENTIRE INVESTMENT IN THE SHARES AND THAT SUCH SHAREHOLDER
UNDERSTANDS SUCH SHAREHOLDER MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

      2.    Proposed Transactions.

            (a)   This Agreement references certain pertinent documents as well as applicable laws and regulations. Each Shareholder acknowledges to the Company and the other Shareholders that such references are not summaries or complete and are qualified in their entirety by the complete texts of the documents, laws and regulations so summarized.

            (b)   Each Shareholder acknowledges to the Company and the other
Shareholders that such Shareholder has had ample opportunity to ask questions regarding each of the following documents:

                  (i)     Amended and Restated Certificate of Incorporation of
      the Company;

                  (ii)    Bylaws of the Company;

                  (iii)   Stock Purchase Agreement dated as of July 10, 2004, by
      and between TA Leasing Holding Co., Inc. and Klesch & Company Limited, as
      amended, including all exhibits and schedules thereto (the "Stock Purchase
      Agreement");

                  (iv)    Shareholders Agreement, dated as of the date hereof
      (the "Shareholders Agreement"), by and among the Company and the shareholders party thereto, including all exhibits and schedules thereto;

                  (v)     Investor Subscription Agreement, dated as of the date
      hereof, by and among the Company and the shareholders of the Company party thereto, including all exhibits and schedules thereto (the "Investor
      Subscription Agreement");

                  (vi)    Management Consulting Agreement, dated as of the date
      hereof, by and among the Company, its Related Companies and The Jordan
      Company, L.P. ("TJC"), including all exhibits and schedules thereto (the
      "TJC Management Consulting Agreement");

                                        2      Management Subscription Agreement

                  (vii)   Management Advisory Agreement, dated as of the date
      hereof, by and among the Company, its Related Companies and the advisor party thereto, including all exhibits and schedules thereto (the "Advisory
      Agreement");

                  (viii)  Transaction Fee Agreement, dated as of the date
      hereof, by and between the Company and Seacon Holdings Limited ("Seacon
      Fee Agreement").

                  (ix)    Senior Subordinated Credit Agreement, dated as of
      November 3, 2004, by and between the Company and the lenders named therein, as such agreement may be amended, waived or otherwise modified or refinanced from time to time and all other agreements and documents related thereto (the "Loan Agreement");

                  (x)     Credit Agreement, dated as of November 3, 2004, by and
      among the Company, Fortis Bank, as Agent, Transamerica Leasing Inc. and
      Trans Ocean Limited, as such agreement may be amended, waived or otherwise modified or refinanced from time to time and all other agreements and documents related thereto (the "Credit Agreement");

                  (xi)    The Company's 2004 Management Stock Plan (the
      "Management Stock Plan"); and

                  (xii)   This Agreement and all exhibits and schedules hereto.

      The documents referred to in (i) through (xii) are hereinafter collectively referred to as the "Operative Documents", except that, for purposes of Section 5(d) only, this Agreement and the Management Stock Plan will not be considered by Operative Document.

      3.    Shareholder Representations, Warranties and Covenants. Each
Shareholder represents, warrants and covenants to the Company and each other
Shareholder that:

            (a)   Such Shareholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly authorized, executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

            (b)   Such Shareholder is employed in a managerial or executive
position with one or more of the Company's subsidiaries and is familiar with the
Company's and its subsidiaries' operations, financial condition and business prospects.

            (c)   Such Shareholder will not (i) transfer any Shares if such
transfer would result in a default by the Company or its subsidiaries under any of the provisions of the Operative Documents, (ii) except as required or contemplated by the Operative Documents, grant

                                        3      Management Subscription Agreement

any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing his obligations under any of the Operative Documents, or would result in a default by the Company or its subsidiaries under the provisions of any of the Operative Documents. Each Shareholder further agrees that such Shareholder's ability to transfer Shares is subject to the limitations, restrictions and conditions of the Shareholder Agreement and the Operative Documents.

            (d)   Such Shareholder will complete, execute and file a form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within thirty (30) days of the execution of this Agreement and the purchase of the Shares.

            (e)   Such Shareholder has no pending or threatened claim,
complaint, action, suit, proceeding, hearing or investigation against the
Company or its subsidiaries for any period prior to the date hereof, nor does such Shareholder presently intend to bring or file any claim, complaint, action, suit, proceeding, hearing or investigation against the Company or its subsidiaries for any period prior to the date hereof.

            (f)   The Company has afforded such Shareholder and such
Shareholder's advisors, if any, the opportunity to discuss an investment in the
Shares and to ask questions of representatives of the Company concerning the terms and conditions of the offering of the Shares and the Operative Documents, and such representatives have provided answers to all such questions concerning the offering of the Shares and the Operative Documents. Such Shareholder has
consulted its own financial, tax, accounting and legal advisors, if any, as to such Shareholder's investment in the Shares and with the Operative Documents and the consequences thereof and risks associated therewith. Such Shareholder and such Shareholder's advisors, if any, have examined or have had the opportunity to examine before the date hereof the Operative Documents and all information that such Shareholder deems to be material to an understanding of the Company and its subsidiaries, the proposed business of the Company and its subsidiaries, and the offering of the Shares. Such Shareholder also acknowledges that to such
Shareholder's knowledge there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of the Company regarding an investment in the Shares.

            (g)   Such Shareholder represents to the Company and the other
shareholders of the Company that it knows and understands and has given full consideration to and has had the opportunity to ask questions of any person authorized to act on behalf of the Company concerning any aspect of the transactions with affiliates being consummated by the Company in connection with the Shareholders Agreement, the Investor Subscription Agreement, the Loan
Agreement, the Credit Agreement, the TJC Management Consulting Agreement, the
Advisory Agreement, the Seacon Fee Agreement, and the Management Stock Plan,
including all agreements, obligations, covenants and arrangements contained therein or contemplated thereby,

                                        4      Management Subscription Agreement

including all exhibits and schedules thereto (collectively, the "Affiliate
Transaction Agreements").

      4.    Risk Factors and Other Considerations. Each Shareholder acknowledges to the Company and the other Shareholders that:

            (a)   (i) The Company's subsidiaries are the Company's only material assets, and that the Company and certain of its subsidiaries have borrowed a substantial portion of the funds used to effect the purchase by the Company's subsidiaries of the shares listed in the Stock Purchase Agreement; (ii) it is unlikely that dividends will be paid on the Shares; (iii) there is no legal requirement or promise made by the Company to declare or pay such dividends and such dividends may not in any event be paid if such payment would violate any term of the Operative Documents; (iv) certain of the Operative Documents severely restrict the ability of the Company to make any dividend or redemption payments on the Shares and such payment may be further restricted by future agreements or instruments binding on the Company or its subsidiaries; (v) if a
Shareholder ceases to be an employee of the Company's subsidiaries such
Shareholder's Shares may be subject to certain rights of the Company to repurchase such Shares under this Agreement or the Shareholder's employment agreement with the Company's subsidiaries; and (vi) under the repurchase payment terms, such Shareholders may not receive full cash payment in return for the
Shareholder's Shares for several years.

            (b)   Any financial projections or forecasts with respect to the
Company and its subsidiaries are only forecasts prepared by management, which are subject to many assumptions and factors beyond the Company's and its subsidiaries' control, and that there can be no assurances that these forecasts will be realized.

            (c)   An investment in the Shares is a speculative investment which involves a high risk of loss and that on and after the date hereof, there will be no public market for the Shares and the Company does not contemplate that a public market will develop.

            (d)   Such Shareholder has given full consideration to and has had the opportunity to ask questions of any person authorized to act on behalf of the Company concerning any aspect of the transactions with affiliates being consummated by the Company in connection with the Affiliate Transaction
Agreements.

            (e)   The Operative Documents and any other agreement or instrument that may restrict the ability of the Company to make any dividend or redemption payments may be created, amended, modified or supplemented, from time to time, and may be refinanced, extended or substituted, from time to time, without notice to, or the consent or approval of, the Shareholders.

            (f)   Nothing in this Agreement shall constitute an agreement by, or shall impose any obligation upon, the Company or its subsidiaries to employ, or to continue to employ, any Shareholder, or shall constitute an agreement by, or shall impose any obligation upon, the Company or its subsidiaries with respect to the terms and conditions of employment of any Shareholder, and will not limit or restrict, in any manner, the Company's or its subsidiaries' right or ability to terminate the employment of any Shareholder.

                                        5      Management Subscription Agreement

      5.    Securities Law and Other Matters. Each Shareholder represents and warrants to the Company and the other Shareholders that:

            (a)   (i) Such Shareholder used no "purchaser's representative" (as that term is used in Regulation D under the Securities Act of 1933, as amended
(the "Securities Act")) in connection with the transactions contemplated by the operative documents in connection with the financing; (ii) neither TJC, The
Resolute Fund, L.P., nor any of their respective partners, members, principals, directors, officers, representatives, attorneys, agents, employees or affiliates has acted or is expected to act as a representative or agent of said Shareholder in the subject transaction; (iii) such Shareholder has substantial knowledge and experience in financial, investment and business matters, and specifically in the business of the Company and its subsidiaries, and has the requisite knowledge and experience to evaluate the risks and merits of its investment in the Shares; (iv) the decision of such Shareholder to purchase the Shares hereunder has been made by such Shareholder independent of any other Shareholder and independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the
Company and its subsidiaries which may have been made or given by any
Shareholder or other Person.

            (b)   (i) The Shares being purchased by such Shareholder hereunder have not been registered under the Securities Act on the ground that the sales of Shares pursuant to this Agreement are exempt under Section 4(2) of the
Securities Act as not constituting a distribution, and that the Company's reliance on such exemption is predicated in part on each Shareholder's representation which such Shareholder herewith makes that the Shares have been acquired solely by and for the account of such Shareholder for investment purposes only, and are not being purchased for subdivision, fractionalization, resale or distribution and other than as expressly set forth in the Operative
Documents, such Shareholder has no contract, undertaking, agreement or arrangement with any other Shareholder to sell, transfer or pledge to such other
Shareholder or anyone else the Shares being sold to such Shareholder (or any part thereof), and such Shareholder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement; (ii) the Shares being sold to such Shareholder must be held indefinitely unless they are subsequently registered under the Securities Act or a transfer is made pursuant to an exemption from such registration, including, for example, pursuant to Rule
144 thereunder and that the Company has no agreements in respect of registering the Shares under Federal or state law; and (iii) such Shareholder's financial condition is such that Shareholder is not under any present necessity or constraint, and does not foresee in the future any necessity or constraint, to dispose of the Shares being sold to such Shareholder to satisfy any existing or contemplated debt or undertaking.

            (c)   In the event that in the future the Company engages in any negotiation or transaction (including a merger or consolidation or other reorganization by or of the Company) in which Regulation D under the Securities
Act may or will be available to the Company, each of the Shareholders who is not then a professional investor agrees irrevocably (and with the knowledge and intention that the other holders of the Company's stock of all classes will rely thereon in making their respective present investment decisions) that such
Shareholder will, within five (5) business days of notice from the Company, which notice may be given in the sole discretion of the Company, appoint a purchaser's representative or representatives who shall be qualified and acceptable to the Company and any other Person(s) who is (are) involved in the

                                        6      Management Subscription Agreement

proposed transaction so that the maximum benefits of Regulation D shall be available to the Company and all of its shareholders.

            (d)   Such Shareholder hereby releases The Resolute Fund, L.P., The
Resolute Fund Singapore PV, L.P., The Resolute Fund Netherlands PV I, L.P., The
Resolute Fund Netherlands PV II, L.P., The Resolute Fund NQP, L.P., JZ Equity
Partners PLC, Fairholme Partners, L.P., Fairholme Ventures II, LLC, Fairholme
Holdings, Ltd., Edgewater Private Equity Fund III, L.P., Edgewater Private
Equity IV, L.P., and their respective affiliates, and each of their respective partners, members, principals, directors, officers, representatives, attorneys, agents, employees and affiliates from and against any claims in respect of each
Shareholder's subscription for Shares and any related transaction hereunder or under the Operative Documents.

      6.    Registration Rights. The Shares have not been registered under the
Securities Act nor any state securities laws and, in consequence thereof, all of the Shares must be held indefinitely unless (a) subsequently registered under the Securities Act or other applicable federal and state securities laws or (b)
exemptions from such registration are available at the time of a proposed sale or transfer thereof. Except as set forth in the Shareholders Agreement, the
Company has no agreements in respect of a registration statement under either federal or state law.

      7.    [Intentionally Omitted]

      8.    [Intentionally Omitted]

      9.    Non-Competition/Non-Disclosure Provisions.

            (a)   Applicability. In the event of the termination of a
Shareholder's employment with the Company or any Related Company for any reason or no reason, the Company will, within ten (10) business days of the effective date of such termination, provide to such terminated Shareholder notice of whether the Company has elected either (i) to waive compliance by such terminated Shareholder with Section 9(b) as it is applicable to such terminated
Shareholder, in which case, Section 9(b) will cease to be applicable to such terminated Shareholder on the 30th day following such effective date, or (ii) to require compliance by such terminated Shareholder with Section 9(b), in which case, (A) Section 9(b) will be applicable to such terminated Shareholder for 12 months following such effective date (the "Restricted Period") and (B) the
Company will, during the Restricted Period, and as a condition of such compliance, continue to pay such terminated Shareholder an amount equal to his base compensation, but excluding any incentive bonus, or other bonuses, benefits or flexible perquisites, applicable to the six months prior to such effective date; provided, however, that the Company shall have no obligation to make such payment, if such terminated Shareholder's employment is terminated for cause. If the Company fails to provide such notice, then it will be deemed to have elected to waive compliance under clause (i). Regardless of whether the Company waives compliance by a terminated Shareholder with Section 9(b) or makes the payments specified in clause (ii)(B), Sections 9(c), 9(d) and 9(e) shall continue to apply to such terminated Shareholder for the duration specified therein.

                                        7      Management Subscription Agreement

            (b)   Non-Competition. In consideration of this Agreement, each
Shareholder covenants and agrees that during the period such Shareholder is an officer, director or employee of the Company or any Related Company and during the Restricted Period, such Shareholder shall not, subject to Section 9(a), without the express written approval of the Board of Directors of the Company
(the "Board"), directly or indirectly, in one or a series of transactions, own, manage, operate, control, invest or acquire an interest in, whether as a proprietor, partner, shareholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, or otherwise engage or participate in, whether as a proprietor, partner, shareholder, member, lender, director, officer, employee, joint venturer, investor, lessor, supplier, customer, agent, representative or other participant, any business which competes, directly or indirectly, with the
Business in the Market ("Competitive Business") without regard to (A) whether the Competitive Business has its office, manufacturing or other business facilities within or without the Market, (B) whether any of the activities of the Shareholder referred to above occur or are performed within or without the
Market or (C) whether the Shareholder resides, or reports to an office, within or without the Market; provided, however, that (x) the Shareholder may, anywhere in the Market, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital share of a corporation whose capital share is traded publicly, or that (y) such
Shareholder may accept employment with a successor company to the Company. For the avoidance of doubt, a Competitive Business shall not include a shipping company that leases, finances, sells and/or manages shipping containers solely for itself and not for any third party. Furthermore, a Shareholder shall not be deemed to be engaged in a Competitive Business if he is employed at a company that is not engaged in a Competitive Business but which has a sister company that is engaged in a Competitive Business if the Shareholder has no involvement, direct or indirect, in the sister company whatsoever.

            (c)   Non-Solicitation. If a Shareholder's employment is terminated, then such Shareholder shall not for 12 months after termination of employment
(A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, shareholder, member, lender, director, officer, employee, sales agent, joint venturer, investor, lessor, customer, supplier, agent, representative or any other Person which has a business relationship with the Company or a Related Company or had a business relationship with the Company or a Related Company within the twenty-four (24)
month period preceding the date of the incident in question (other than a customer or supplier who has a business relationship with the Shareholder's new employer (if any)), to discontinue, reduce or modify such employment, agency or business relationship with the Company or a Related Company, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any
Person who is then (or was at any time within twelve (12) months prior to the date such Shareholder or the Competitive Business employs or seeks to employ such Person) employed or retained by the Company or a Related Company.
Notwithstanding the foregoing, nothing herein shall prevent such Shareholder from providing a letter of recommendation to an employee with respect to a future employment opportunity.

              (d) Non-Disclosure. Each Shareholder further agrees, that during and after his employment with the Company or a Related Company, such Shareholder will not, directly or indirectly in one or a series of transactions disclose to any Person or use or otherwise exploit for such Shareholder's own benefit or for the benefit of anyone other than the Company or its

                                        8      Management Subscription Agreement

subsidiaries any Confidential Information (as defined below) whether prepared by such Shareholder or not, provided, however, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the
Company or its Related Companies who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business. Each Shareholder shall use his best efforts to prevent the removal of any Confidential Information from the premises of the Company or its Related Companies, except as required in his normal course of employment by the Company or its subsidiaries. During the Term of employment, each Shareholder shall use such Shareholder's commercially reasonable efforts to cause all
Persons to whom Confidential Information shall be disclosed by such Shareholder hereunder to observe the terms and conditions set forth herein as though each such Person or entity was bound hereby. After the term of employment, the
Shareholder shall not disclose Confidential Information other than to his advisors, representatives and agents who execute a confidentiality agreement whereby they will agree to observe the confidentiality terms and conditions set forth herein. Each Shareholder shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, such Shareholder shall provide the
Company with prompt notice of such requirement to the extent allowed by law, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, each Shareholder agrees to deliver to the Company all Confidential Information which such Shareholder may possess or control. Each Shareholder agrees that all Confidential Information of the Company and Related Companies (whether now or hereafter existing) conceived, discovered or made by him during his employment with the Company or its Related
Companies exclusively belongs to the Company and its direct and indirect subsidiaries (and not to such Shareholder). Each Shareholder will promptly disclose such Confidential Information to the Company and its Related Companies
and perform all actions reasonably requested by the Company and its Related
Companies to establish and confirm such exclusive ownership. As used herein, the term "Confidential Information" means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, trade secrets, supplier lists and contacts, customer lists and contacts, the fact of and terms of (including without limitation, pricing terms) supplier, customer or consultant contracts, pricing policies, business techniques, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulas, improvements or other proprietary or intellectual property of the Company or its subsidiaries, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by such Shareholder that is prohibited hereunder.

            (e)   Non-Disparagement. Each Shareholder agrees that during and after his employment with the Company or a Related Company, he shall not make any false, defamatory or disparaging statements about the Company or its Related
Companies or the officers or directors of the Company or its Related Companies.
During and after each Shareholder's

                                        9      Management Subscription Agreement

employment with the Company or its Related Companies, the Company agrees on behalf of itself and its Related Companies that neither the officers nor the directors of the Company or its Related Companies shall make any false, defamatory or disparaging statements about such Shareholder.

            (f)   Specific Performance. All the parties hereto agree that their rights under this Section 9 are special and unique and that violation thereof would not be adequately compensated by money damages and each grants the others the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

      10.   Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth below, unless the context requires otherwise:

            (a)   "Business" means the business of leasing, financing, selling and managing shipping containers, chassis and any other business that the
Company engages in during the employment of any Shareholder.

            (b)   "Commencement Date" means November 3, 2004.

            (c)   "Market" means any country in the United States of America and each jurisdiction or other country in which (i) the Business was conducted by or engaged in by the Company or its subsidiaries or in which the Company sought to conduct the Business on or prior to the date hereof or (ii) the Business is conducted by or engaged in by the Company or its subsidiaries or in which the
Company seeks to conduct the Business at any time during the Shareholder's employment by the Company or its subsidiaries.

            (d)   "Person" means an individual, a corporation, limited liability company, association, partnership, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

            (e)   "Related Company" means all direct and indirect subsidiaries of the Company.

            (f)   "Sale", "sell", "transfer" and the like include any
disposition by way of transfer, with or without consideration, to any Person for any purpose and shall include, but shall not be limited in any way to, redemption by the Company, private or public sale or exchanges of securities or any other similar transaction involving share.

      11.   [Intentionally Omitted]

      12.   Shareholder Acknowledgement. Each Shareholder acknowledges and agrees that the provisions of this Agreement have been reviewed and are understood by such Shareholder, and expresses the will and intention of such
Shareholder and agrees not to take any action to frustrate the purposes and provisions of this Agreement.

      13.   Defense of Claims. Each Shareholder agrees that, for the period beginning on the date hereof, and continuing for a reasonable period after termination of employment with the Company or its Related Companies, Shareholder will cooperate with the Company in defense of

                                       10      Management Subscription Agreement

any claims that may be made against the Company and its Related Companies and affiliates (other than any claims made by the Shareholder), and will cooperate with the Company in the prosecution of any claims that may be made by Company and its Related Companies (other than any claims made against the Shareholder), to the extent that such claims may relate to services performed by the
Shareholder for the Company and its Related Companies and affiliates. Each
Shareholder agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company and its
Related Companies and affiliates. The Company agrees to reimburse Shareholder for all of Shareholder's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. For periods during and following
Shareholder's employment with the Company or any Related Company, the Company agrees to provide reasonable compensation to Shareholder for such cooperation in addition to reimbursement of expenses and his reasonable attorneys' fees, if any.

      14.   Miscellaneous.

            (a)   The rights and obligations contained in this Agreement are in addition to the relevant provisions of the organizational documents of the
Company in force from time to time and shall be construed to comply with such provisions. To the extent that this Agreement is determined to be in contravention of the organizational documents of the Company, this Agreement shall constitute a waiver by each Shareholder, to the fullest extent permissible under applicable laws, of any right such Shareholder may have pursuant to the organizational documents of the Company that is inconsistent with this
Agreement.

            (b)   This Agreement may be amended only by a written instrument duly executed by Shareholders holding greater than 50.1% of the Shares held by the Shareholders and the Company.

            (c)   Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            (d)   The provisions of this Agreement shall apply, to the full
extent set forth herein with respect to the Shares and to any and all equity or debt securities of the Company or any successor or assign of the Company
(whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such equity or debt securities and shall be appropriately adjusted for any share dividends, bonus issues, splits, reverse splits, combinations, subdivisions, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

            (e)   THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND
ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF
THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF
THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD
NOT BE

                                       11      Management Subscription Agreement

MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO
WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO
SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM
SET FORTH IN THIS SECTION 14 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF
ANY JUDGMENT OF A NEW YORK FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION
UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE
JURISDICTION.

            (f)   IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY
LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO
THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED
HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL
CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING
OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE
SOUTHERN DISTRICT OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT
IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL
CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN
CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE
WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD
THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING
TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE SOUTHERN DISTRICT OF NEW YORK;
(3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY
MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR
ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS
BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL,
TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING
TO THIS AGREEMENT; (5) AGREE TO DESIGNATE, APPOINT AND DIRECT AN AUTHORIZED
AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN
ANY LEGAL PROCEEDING IN THE SOUTHERN DISTRICT OF NEW YORK; (6) AGREE TO PROVIDE
THE OTHER PARTIES TO THIS AGREEMENT WITH THE NAME, ADDRESS AND FACSIMILE NUMBER
OF SUCH AGENT; (7) AGREE AS AN ALTERNATIVE METHOD OF SERVICE TO SERVICE OF
PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT
ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (8) AGREE THAT
ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN
EVERY RESPECT; AND (9) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY
PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. TO THE
EXTENT PERMITTED BY LAW IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY
RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN,
AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH
WAIVER.

                                       12      Management Subscription Agreement

            (g)   All personal pronouns used in this Agreement, whether used in masculine, feminine or neuter gender, shall include all other genders if the context so requires; the singular shall include the plural, and vice versa.

            (h)   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. If the requirements of this Agreement have otherwise been met, new Shareholders may become parties to this Agreement by executing a counterpart to this Agreement at which time the Company shall revise the Exhibits as may be necessary or appropriate.

            (i)   In case any one or more of the provisions or parts of a
provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this
Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

            (j)   This Agreement and the other agreements entered into on the date hereof in connection with this Agreement supersede all prior agreements between the parties with respect to the subject matter thereof and constitute a complete and exclusive statement of the terms of the agreements among the parties with respect to the subject matter thereof.

            (k)   Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as are necessary to effectuate the terms and purposes of this Agreement.

            (l)   Whenever notice is required to be given by any party
hereunder, such notice shall be deemed sufficient when delivered to the Company at its address above and to each of the other Shareholders at such Shareholder's address set forth on Exhibit 1 hereto or to such other address as the
Shareholder shall have furnished to the Company.

            (m)   Each party shall be entitled to rely conclusively upon any notice received, or the failure to receive any notice, from any other party with respect to rights and obligations under this Agreement.

      15.   Receipt of Share Certificates. Each Shareholder herewith
acknowledges receipt of the certificate(s) evidencing the Shares purchased by such Shareholder.

                            [Signature Pages Follow]

                                       13      Management Subscription Agreement

      IN WITNESS WHEREOF, each of the undersigned has signed this Agreement as of the date first above written.

                                         TAL INTERNATIONAL GROUP, INC.

                                         By: ___________________________________
                                         Name:
                                         Title:

                                       S-1     Management Subscription Agreement

                                         _______________________________________
                                         BRIAN M. SONDEY

                                       S-2     Management Subscription Agreement

                                         _______________________________________
                                         CHAND KHAN

                                       S-3     Management Subscription Agreement

                                         _______________________________________
                                         FREDERICO BAPTISTA

                                       S-4     Management Subscription Agreement

                                         _______________________________________
                                         JOHN C. BURNS

                                       S-5     Management Subscription Agreement

                                         _______________________________________
                                         ADRIAN DUNNER

                                       S-6     Management Subscription Agreement

                                         _______________________________________
                                         BERND SCHACKIER

                                       S-7    Management Subscription Agreement

                                         _______________________________________
                                         JOHN PEARSON

                                       S-8     Management Subscription Agreement

                                    EXHIBIT 1

                              Shareholder Schedule

         Shareholder                 Shares of Common Stock   Shares of Preferred Stock
----------------------------------   ----------------------   -------------------------

Brian M. Sondey                                    2,938.75                 1,000.00000
341 West 12th Street, Apartment 1
New York, New York 10014

Chand Khan                                            54.84                   125.00000
73-51 196th Street
Fresh Meadows, New York 11366

Frederico Baptista                                    76.78                   175.00000
Flat G 15/F Jovial Ct
Discovery Bay
Hong Kong

Adrian Dunner                                         76.78                   175.00000
8 Brookvale Rd.
Kinnelon, New Jersey 07405

John C. Burns                                         76.78                   175.00000
26, Lynn Place
Ridgefields, Connecticut 06877

Bernd Schackier                                       54.84                   125.00000
Kiebitzdeich 32
Hamburg 21037
Germany

John Pearson                                          54.86                   125.00000
24 Hillandale Dr.
Red Bank, New Jersey 07701